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                                                                     EXHIBIT 4.2


                            THE COMMERCE GROUP, INC.
                                     FORM OF
                              OFFICERS' CERTIFICATE

                         Dated as of [__________], 2003

                            ________________________

               SETTING FORTH TERMS OF A SERIES OF DEBT SECURITIES

                         [__]% Senior Notes due [_____]

                            ________________________

           Pursuant to the Indenture dated as of [____________], 2003
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                              OFFICERS' CERTIFICATE

            The undersigned, the [title] and the [title] of The Commerce Group, Inc., a Massachusetts corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture, dated as of [_______], 2003 (the "Indenture"), between the Company and Wachovia Bank, National Association (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by the resolutions adopted on [________], 2003 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

            1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officers' Certificates and, pursuant to such authorization and in accordance with the Indenture, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein.

            2. The title of the Securities shall be "[__]% Senior Notes due [_____]" (herein called the "Notes").

            3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to U.S.$300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Sections [304, 305, 306, 906, or 1106] of the Indenture, upon surrender in part of any registered Security for conversion into other securities of the Company or exchange for securities of another issuer pursuant to its terms, or pursuant to or as contemplated by the terms of such Notes.

            4. The Notes shall be issuable as registered Securities and shall not be exchangeable for bearer Securities.

            5. Subject to earlier redemption at the option of the Company, the principal of the Notes shall be payable in U.S. dollars on [___________], [_____].

            6. The Notes shall bear interest at the rate of [__]% per annum; such interest shall accrue from [_______], 2003 (or from the most recent Interest Payment Date to which interest on the Notes has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be [_________] and [__________] in each year, commencing [__________], 2004; the
Regular Record Dates for the determination of Holders to whom interest is payable shall be the [_________] and [__________] next preceding each Interest Payment Date. Interest on the Notes shall be payable in U.S. dollars.

            7. Pursuant to the Indenture, the Trustee has been appointed as the Security Registrar for the Notes. The Trustee is hereby further appointed as the initial Paying Agent and transfer agent of the Notes. The principal of and interest on the Notes shall be payable at the office of the Paying Agent, which shall initially be located in [____________].


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            8. The Notes shall be redeemable at the option of the Company at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of:

                  (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date; or

                  (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of any interest payments accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 20 basis points plus, in each case, accrued and unpaid interest on the notes to the Redemption Date; provided, however, that installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders of such Notes who were registered Holders as of the close of business on the Record Date immediately preceding such Interest Payment Date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            9. The Company will not, and will not permit any Subsidiary of the Company to, at any time, directly or indirectly, create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or any other encumbrance on the Common Stock of any Designated Subsidiary if the aggregate amount of the Indebtedness so secured exceeds an amount equal to 15% of Consolidated Tangible Net Worth, without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured.

            If the Company shall be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Officers' Certificate, (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holder of the Notes so secured.

            10. So long as any Notes are Outstanding and except in a transaction otherwise permitted by the Indenture, the Company will not issue, sell, transfer or otherwise dispose of (except to the Company, to a Subsidiary of the Company that agrees in writing to hold such transferred shares subject to the terms of this Officers' Certificate, or director's qualifying shares), and the Company will not permit any Designated Subsidiary to issue, sell, transfer or


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otherwise dispose of (except to the Company, to a Subsidiary of the Company that agrees in writing to hold such transferred shares subject to the terms of this Officers' Certificate, or director's qualifying shares), any shares of capital stock of a Designated Subsidiary (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) in each case if, after giving effect to any such transaction, the Company or such Designated Subsidiary, as applicable, would own, directly or indirectly, less than 80% of the shares of the Designated Subsidiary, unless, in each case, the capital stock of such Designated Subsidiary shall be issued, sold, transferred or otherwise disposed of for consideration consisting of cash or other property which, in the opinion of the Board of Directors of the Company pursuant to a Board Resolution adopted in good faith, is at least equal to the fair market value of such capital stock; provided, however, that the foregoing shall not prohibit the issuance or disposition of securities if required by any law or any regulation or order of any court or governmental or insurance regulatory authority.

            11. The terms defined below shall, for all purposes of the Notes under the Indenture and this Officers' Certificate, have the meanings specified below, unless the context clearly otherwise requires or unless otherwise indicated:

            "Common Stock" means, with respect to any Designated Subsidiary, capital stock of any class or classes, however designated, except capital stock that is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights, only in the case of certain contingencies, to elect less than a majority of the directors of such Designated Subsidiary, and shall include capital stock of any class, however designated, which are convertible into such Common Stock.

             "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

            "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

            "Consolidated Tangible Net Worth" shall mean, at any date, the total assets appearing on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) the total liabilities appearing on such balance sheet and (b) Intangible Assets.

             "Designated Subsidiary" means any present or future consolidated Subsidiary of the Company, the consolidated shareholders' equity of which constitutes at least 10%


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      of the consolidated shareholders' equity of the Company. As of the date hereof, the Designated Subsidiaries are The Commerce Insurance Company, Commerce West Insurance Company, American Commerce Insurance Company, ACIC Holding Co., Inc., Citation Insurance Company and Commerce Holdings, Inc.

            "Indebtedness" means, with respect to any Person:

                  (i) the principal of, and any premium and interest on, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is (a) indebtedness of the Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that Person is responsible or liable;

                  (ii) all capitalized lease obligations of that Person;

                  (iii) all obligations of that Person issued or assumed as the deferred purchase price of property, assets or businesses (except that the deferred purchase price shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

                  (iv) all obligations of that Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business;

                  (v) all guarantees of that Person of obligations of the
            type referred to above or dividends of other Persons;

                  (vi) all obligations of the type referred to above of third parties secured by any lien on the Common Stock of a Designated Subsidiary, the amount of this obligation being deemed to be the lesser of the value of the Common Stock of such Designated Subsidiary or the amount of the obligation so secured; and

                  (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

            "Intangible Assets" means the value, as shown on or reflected on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) unamortized debt discount and expense, less unamortized premium.

             "Reference Treasury Dealer" means each of Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government


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      securities dealer in The City of New York (a "Primary Treasury Dealer"),
      the Company will substitute therefor another Primary Treasury Dealer.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

            "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            12. The Notes shall not be subject to any sinking fund and shall not be repurchasable at the option of any Holder.

            13. The Notes shall not be convertible into other securities of the Company or exchangeable for securities of another issuer.

            14. Defeasance and covenant defeasance under Section [1302] and Section [1303] of the Indenture shall be applicable to the Notes.

            15. The Notes shall not be issuable upon the exercise of warrants.

            16. The Notes shall initially be issued in whole in the form of one or more permanent Global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended ("DTC"), shall initially serve as the Depositary for such Global Security or Securities. For so long as DTC shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more Global Securities, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The Global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the Depositary.

            17. Except as hereinafter described, Notes in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of Global Securities, any Event of Default has occurred and is continuing or if DTC is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in certificated form to owners of "book-entry" ownership interests in exchange for the Notes held by DTC or its nominee, as the case may be. In such instance, an owner of a "book-entry" ownership interest will be entitled to physical delivery of certificates equal in principal amount to


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such "book-entry" ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of U.S.$1,000 or any multiple thereof.

            18. Additional terms regarding the Notes are as set forth in the form of the Notes set forth below.

            19. The form of the Notes shall be substantially as follows:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR, NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF OR A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, DATED [________], 2003 BETWEEN THE COMMERCE GROUP, INC. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN LIMITED CIRCUMSTANCES.


            [Insert the Form of Note (including terms of this series) from
Article II of the Indenture]

                                      * * *

                                 (Signature page follows)


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            IN WITNESS WHEREOF, we have set our hands as of the date first above written.


                                    THE COMMERCE GROUP, INC.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


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